PRESS RELEASE

INVESTOR CONTACT: Greg Klaben Vice President of Investor Relations (831) 458-7533	MEDIA CONTACT: Russell Castronovo Director of Global Communications (831) 458-7598

Plantronics Announces Third Quarter 2012 Financial Results
Company Achieves Record Operating Income and EPS, Meets Revenue and Exceeds Operating Income and EPS Guidance

SANTA CRUZ, CA - January 31, 2012 - Plantronics, Inc. (NYSE: PLT) today announced net revenues of $183.2 million for the third quarter of fiscal year 2012 compared with net revenues of $181.6 million in the third quarter of fiscal year 2011. Net revenues were within our guidance range of $175 million to $185 million provided on November 1, 2011. Plantronics' GAAP diluted earnings per share was $0.71 compared with $0.64 in the third fiscal quarter of 2011, exceeding our previously provided guidance range of $0.53 to $0.63, primarily as a consequence of stronger margins and a lower effective tax rate.  Non-GAAP diluted earnings per share for the third quarter of fiscal year 2012 was $0.75 compared with $0.66 in the same quarter of the prior year, exceeding our previously provided guidance range of $0.60 to $0.70 also primarily a result of stronger margins and a lower effective tax rate. The difference between GAAP and non-GAAP diluted earnings per share for the third quarter of fiscal year 2012 includes stock-based compensation charges net of the associated tax and a tax benefit from the expiration of certain statutes of limitations.

“Strong growth in the Europe, Middle East and Africa (“EMEA”) and our Asia Pacific regions combined with increased Unified Communications (“UC”) revenues led to healthy year over year growth in our core Office and Contact Center (“OCC”) product group,” stated Ken Kannappan, President & CEO.  “We achieved record operating income in the December quarter and remain optimistic about the opportunities for growth through the adoption of UC.”

The trend of UC adoption and growth in the EMEA and Asia Pacific regions contributed to an 8% increase in net revenues from OCC products in the third quarter of fiscal 2012 compared to the same period in the prior year. OCC net revenues were $133.3 million in the third quarter of fiscal 2012 compared with $122.9 million in the third quarter of fiscal year 2011. Net revenues from UC products grew by 87% to $25.2 million for the third quarter of fiscal year 2012 compared with $13.5 million in the third quarter of fiscal year 2011.

Mobile net revenues were $36.0 million in the third quarter of fiscal year 2012, a decrease of 17% from $43.2 million in the third quarter of fiscal year 2011, primarily as a result of a decline in the U.S. market and a loss of U.S. market share partially offset by strong international growth.

GAAP operating income in the third quarter of fiscal year 2012 was $37.4 million, resulting in an operating margin of 20.4% as compared to $36.5 million and an operating margin of 20.1% in the same period in the prior year. Operating income exceeded our previously provided guidance of $31 million to $37 million. Non-GAAP operating income in the third quarter of fiscal year 2012 was $42.0 million, resulting in a non-GAAP operating margin of 22.9%, exceeding our previously provided guidance of $36 million to $41 million.

“We finished the quarter with $359.5 million in cash, cash equivalents and short and long term investments after spending approximately $45 million on repurchases of our common stock. We generated nearly $31 million in cash flows from operations in the third quarter of fiscal year 2012 and continue to have a strong financial position,” stated Barbara Scherer, SVP Finance and Administration & CFO.

Stock Repurchases

Plantronics' shares used in calculating diluted earnings per share for the third quarter of fiscal 2012 were 43.6 million as compared to 45.7 million for the second quarter of fiscal 2012, a decline of approximately 2.1 million primarily as a result of the Company's stock repurchases. As of today, there are approximately 700,000 shares remaining to be repurchased under the Company's authorized stock repurchase programs.

Business Outlook

The following statements are based on our current expectations and many of these statements are forward-looking. Actual results are subject to a variety of risks and uncertainties and may differ materially from our expectations.

Plantronics has a “book and ship” business model whereby it ships most orders to customers within 48 hours of its receipt of those orders and, therefore, the level of backlog does not provide reliable visibility into potential future revenues. In addition, our incoming orders have historically been low during the last two weeks of December and the first half of January and then increase significantly into February and March.

Subject to the foregoing, we currently expect the following range of financial results for the fourth quarter of fiscal year 2012:

•	Net revenues of $175 million to $180 million;

•	GAAP operating income of $32 million to $35 million;

•	Non-GAAP operating income of $36 million to $39 million, excluding the impact of $4 million from stock-based compensation from GAAP operating income;

•	Assuming approximately 43.2 million diluted average weighted shares outstanding:

•	GAAP diluted earnings per share of $0.56 to $0.61;

•	Non-GAAP diluted earnings per share of $0.63 to $0.68; and

•	Diluted earnings per share cost of stock-based compensation to be approximately $0.07.

Plantronics does not intend to update these targets during the quarter or to report on its progress toward these targets. Plantronics will not comment on these targets to analysts or investors except by its press release announcing its fourth quarter fiscal year 2012 results or by other public disclosure. Any other statements speculating on the progress of the fourth quarter fiscal year 2012 will not be based on internal information and should be assessed accordingly by investors.

Dividend Announcement

Plantronics also announced that its Board of Directors declared a quarterly dividend of $0.05 per share. The dividend will be payable on March 9, 2012 to stockholders of record at the close of business on February 17, 2012.

Conference Call Scheduled to Discuss Financial Results

Plantronics has scheduled a conference call to discuss third quarter fiscal year 2012 results. The conference call will take place today, January 31, 2012 at 2:00 PM (Pacific Time). All interested investors and potential investors in Plantronics stock are invited to participate. To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and refer to the "Plantronics Conference Call."  Participants from North America should call (888) 301-8736 and other participants should call (706) 634-7260.

A replay of the call with the conference ID #39697114 will be available for 72 hours at (800) 642-1687 for callers from North America and at (706) 645-9291 for all other callers. The conference call will also be simultaneously webcast at www.plantronics.com under Investor Relations, and the webcast of the conference call will remain available on the Plantronics website for 30 days.

Use of Non-GAAP Financial Information

For the periods presented, Plantronics has excluded certain non-cash expenses and charges, net of tax, including stock-based compensation expenses related to stock options, restricted stock and employee stock purchases, purchase accounting amortization and restructuring and other related charges, along with the tax benefits from the expiration of certain statutes of limitations from non-GAAP operating income, non-GAAP operating margin and non-GAAP diluted earnings per share.  Plantronics excludes these expenses, charges and benefits from its non-GAAP measures primarily because Plantronics management does not believe they are part of Plantronics' target operating model.  Plantronics believes that the use of non-GAAP financial measures provides meaningful supplemental information regarding its performance and liquidity and helps investors compare actual results to its long-term target operating model goals. Plantronics believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods; however non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, gross margin, operating income, operating margin, the effective tax rate, net income or earnings per share prepared in accordance with GAAP.

Safe Harbor

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to (i) our outlook for the UC market; (ii) our estimates of GAAP and non-GAAP financial results for the fourth quarter of fiscal 2012, including net revenues, operating income and diluted earnings per share; (iii) our estimated stock-based compensation and diluted earnings per share cost of stock-based compensation for the fourth quarter of fiscal 2012; (iv) our estimate of the diluted weighted average shares outstanding in the fourth quarter of fiscal 2012; (v) trends and our predictions regarding ordering patterns for the fourth quarter of fiscal 2012, as well as other matters discussed in this press release that are not purely historical data. Plantronics does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. Among the factors that could cause actual results to differ materially from those contemplated are:

•	economic conditions in both the domestic and international markets;

•
our ability to realize our UC plans and to achieve the financial results projected to arise from UC adoption could be adversely affected by the following factors: (i) as UC becomes more widely adopted, the risk that competitors will offer solutions that will effectively commoditize our headsets which, in turn, will reduce the sales prices for our headsets; (ii) UC solutions may not be adopted with the breadth and speed in the marketplace that we currently anticipate; (iii) the development of UC solutions is technically complex and this may delay or obstruct our ability to introduce solutions to the market on a timely basis and that are cost effective, feature rich, stable and attractive to our customers; (iv) as UC becomes more widely adopted we anticipate that competition for market share will increase, and some competitors may have superior technical and economic resources; and, (v) our plans are dependent upon adoption of our UC solution by major platform providers such as Microsoft Corporation, Cisco Systems, Inc., Avaya, Inc., Alcatel-Lucent, and IBM, and we have a limited ability to influence such providers with respect to the functionality of their platforms, their rate of deployment, and their willingness to integrate their platforms with our solutions, and our support expenditures may substantially increase over time due to the complex nature of the platforms developed by the major UC providers as these platforms continue to evolve and become more commonly adopted;

•
failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts and materials to meet demand without having excess inventory or incurring cancellation charges;

•	volatility in prices from our suppliers, including our manufacturers located in China, have and could negatively affect our profitability and/or market share;

•	fluctuations in foreign exchange rates;

•	the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers; and,

•
additional risk factors including: interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, the inherent risks of our substantial foreign operations, and problems which might affect our manufacturing facilities in Mexico.

For more information concerning these and other possible risks, please refer to Plantronics' Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 31, 2011, quarterly reports filed on Form 10-Q and other filings with the Securities and Exchange Commission, as well as recent press releases. These filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html.

Financial Summaries

The following related charts are provided:

•	Summary Unaudited Condensed Consolidated Financial Statements

•	Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures

•	Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and Other Unaudited GAAP Data

About Plantronics

Plantronics is a global leader in audio communications for businesses and consumers. We have pioneered new trends in audio technology for 50 years, creating innovative products that allow people to simply communicate. From Unified Communication solutions to Bluetooth headsets, we deliver uncompromising quality, an ideal experience, and extraordinary service. Plantronics is used by every company in the Fortune 100, as well as 911 dispatch, air traffic control and the New York Stock Exchange. For more information, please visit www.plantronics.com or call (800) 544-4660.

Plantronics, the logo design, Simply Smarter Communications and Clarity are trademarks or registered trademarks of Plantronics, Inc. The Bluetooth name and the Bluetooth trademarks are owned by Bluetooth SIG, Inc. and are used by Plantronics, Inc. under license. All other trademarks are the property of their respective owners.

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Net revenues	$183,236	$181,585	$535,784	$510,525
Cost of revenues	87,024	85,777	246,548	239,310
Gross profit	96,212	95,808	289,236	271,215
Gross profit %	52.5%	52.8%	54.0%	53.1%

Research, development and engineering	16,829	16,373	51,386	46,480
Selling, general and administrative	41,976	43,319	128,510	118,747
Restructuring and other related charges	—	(428)	—	(428)
Total operating expenses	58,805	59,264	179,896	164,799
Operating income	37,407	36,544	109,340	106,416
Operating income %	20.4%	20.1%	20.4%	20.8%

Interest and other income (expense), net	406	(20)	989	615
Income before income taxes	37,813	36,524	110,329	107,031
Income tax expense	6,915	4,972	25,179	24,104
Net income	$30,898	$31,552	$85,150	$82,927

% of net revenues	16.9%	17.4%	15.9%	16.2%

Earnings per common share:
Basic	$0.73	$0.66	$1.91	$1.74
Diluted	$0.71	$0.64	$1.86	$1.68

Shares used in computing earnings per common share:
Basic	42,541	47,649	44,623	47,621
Diluted	43,640	49,431	45,857	49,271

Effective tax rate	18.3%	13.6%	22.8%	22.5%

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED BALANCE SHEETS
	December 31,	March 31,
	2011	2011
ASSETS
Cash and cash equivalents	$178,063	$277,373
Short-term investments	119,459	152,583
Total cash, cash equivalents and short-term investments	297,522	429,956
Accounts receivable, net	109,677	103,289
Inventory, net	57,799	56,473
Deferred tax asset	11,805	11,349
Other current assets	16,941	16,653
Total current assets	493,744	617,720
Long-term investments	61,961	39,332
Property, plant and equipment, net	75,537	70,622
Goodwill and purchased intangibles, net	14,461	14,861
Other assets	2,137	2,112
Total assets	$647,840	$744,647
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$21,650	$33,995
Accrued liabilities	50,794	59,607
Total current liabilities	72,444	93,602
Deferred tax liability	6,136	3,526
Long-term income taxes payable	12,453	11,524
Revolving line of credit	39,500	—
Other long-term liabilities	1,039	1,143
Total liabilities	131,572	109,795
Stockholders' equity	516,268	634,852
Total liabilities and stockholders' equity	$647,840	$744,647

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
GAAP gross profit	$96,212	$95,808	$289,236	$271,215
Stock-based compensation expense	559	574	1,664	1,680
Purchase accounting amortization	—	213	187	637
Non-GAAP gross profit	$96,771	$96,595	$291,087	$273,532
Non-GAAP gross profit %	52.8%	53.2%	54.3%	53.6%

GAAP research, development and engineering	$16,829	$16,373	$51,386	$46,480
Stock-based compensation expense	(953)	(958)	(2,928)	(2,877)
Purchase accounting amortization	—	(9)	—	(61)
Non-GAAP research, development and engineering	$15,876	$15,406	$48,458	$43,542

GAAP selling, general and administrative	$41,976	$43,319	$128,510	$118,747
Stock-based compensation expense	(3,067)	(2,644)	(8,674)	(7,466)
Purchase accounting amortization	—	(71)	(142)	(213)
Non-GAAP selling, general and administrative	$38,909	$40,604	$119,694	$111,068

GAAP restructuring and other related charges	$—	$(428)	$—	$(428)

GAAP total operating expenses	$58,805	$59,264	$179,896	$164,799
Stock-based compensation expense	(4,020)	(3,602)	(11,602)	(10,343)
Purchase accounting amortization	—	(80)	(142)	(274)
Restructuring and other related charges	—	428	—	428
Non-GAAP total operating expenses	$54,785	$56,010	$168,152	$154,610

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended				Nine Months Ended
	December 31,				December 31,
	2011		2010		2011		2010
GAAP operating income	$37,407		$36,544		$109,340		$106,416
Stock-based compensation expense	4,579		4,176		13,266		12,023
Purchase accounting amortization	—		293		329		911
Restructuring and other related charges	—		(428)		—		(428)
Non-GAAP operating income	$41,986		$40,585		$122,935		$118,922

GAAP net income	$30,898		$31,552		$85,150		$82,927
Stock-based compensation expense	4,579		4,176		13,266		12,023
Purchase accounting amortization	—		293		329		911
Restructuring and other related charges	—		(428)		—		(428)
Income tax effect	(2,955)	(1)	(3,011)	(2)	(5,802)	(3)	(5,610)	(2)
Non-GAAP net income	$32,522		$32,582		$92,943		$89,823

Diluted earnings per common share:

GAAP diluted earnings per common share	$0.71		$0.64		$1.86		$1.68
Stock-based compensation expense	0.11		0.08		0.29		0.24
Purchase accounting amortization	—		0.01		0.01		0.02
Restructuring and other related charges	—		(0.01)		—		(0.01)
Income tax effect	(0.07)		(0.06)		(0.13)		(0.11)
Non-GAAP diluted earnings per common share	$0.75		$0.66		$2.03		$1.82

Shares used in diluted earnings per common share calculation	43,640		49,431		45,857		49,271

(1)	Excluded amount represents tax benefit from stock-based compensation and $1,507 related to a tax benefit from the expiration of certain statutes of limitations.

(2)
Excluded amount represents tax benefit from stock-based compensation, purchase accounting amortization, restructuring and other related charges and $1,602 related to a tax benefit from the expiration of certain statutes of limitations.

(3)	Excluded amount represents tax benefit from stock-based compensation, purchase accounting amortization and $1,507 related to a tax benefit from the expiration of certain statutes of limitations.

Use of Non-GAAP Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, Plantronics uses non-GAAP measures of operating results, which are adjusted to exclude non-recurring and non-cash expenses and charges, such as stock-based compensation expenses related to stock options, restricted stock and employee stock purchases, purchase accounting amortization, restructuring and other related charges, impairment of goodwill and long-lived assets, and tax benefits from the expiration of certain statutes of limitations. Plantronics does not believe these expenses and charges are reflective of ongoing operating results and are not part of our target operating model. The non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and the reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by Plantronics may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and other Unaudited GAAP Data
($ in thousands, except per share data)
	Q111	Q211	Q311	Q411	Q112	Q212	Q312
GAAP gross profit	$89,448	$85,959	$95,808	$90,541	$94,058	$98,966	$96,212
Stock-based compensation expense	541	565	574	530	546	559	559
Purchase accounting amortization	212	212	213	1,612	125	62	—
Non-GAAP gross profit	$90,201	$86,736	$96,595	$92,683	$94,729	$99,587	$96,771
Non-GAAP gross profit %	52.8%	54.8%	53.2%	53.6%	53.9%	56.3%	52.8%

GAAP operating expenses	$53,587	$51,948	$59,264	$56,245	$59,022	$62,069	$58,805
Stock-based compensation expense	(3,294)	(3,447)	(3,602)	(3,379)	(3,633)	(3,949)	(4,020)
Purchase accounting amortization	(97)	(97)	(80)	(71)	(71)	(71)	—
Restructuring and other related charges	—	—	428	—	—	—	—
Non-GAAP operating expenses	$50,196	$48,404	$56,010	$52,795	$55,318	$58,049	$54,785

GAAP operating income	$35,861	$34,011	$36,544	$34,296	$35,036	$36,897	$37,407
Stock-based compensation expense	3,835	4,012	4,176	3,909	4,179	4,508	4,579
Purchase accounting amortization	309	309	293	1,683	196	133	—
Restructuring and other related charges	—	—	(428)	—	—	—	—
Non-GAAP operating income	$40,005	$38,332	$40,585	$39,888	$39,411	$41,538	$41,986
Non-GAAP operating income %	23.4%	24.2%	22.4%	23.0%	22.4%	23.5%	22.9%

GAAP income before income taxes	$35,479	$35,028	$36,524	$33,625	$35,677	$36,839	$37,813
Stock-based compensation expense	3,835	4,012	4,176	3,909	4,179	4,508	4,579
Purchase accounting amortization	309	309	293	1,683	196	133	—
Restructuring and other related charges	—	—	(428)	—	—	—	—
Non-GAAP income before income taxes	$39,623	$39,349	$40,565	$39,217	$40,052	$41,480	$42,392

GAAP income tax expense	$9,533	$9,599	$4,972	$7,309	$8,946	$9,318	$6,915
Income tax effect of stock-based compensation expense	1,061	1,304	1,298	1,248	1,282	1,441	1,448
Income tax effect of purchase accounting amortization	117	117	111	634	74	50	—
Tax benefit from the expiration of certain statutes of limitations	—	—	1,602	490	—	—	1,507
Non-GAAP income tax expense	$10,711	$11,020	$7,983	$9,681	$10,302	$10,809	$9,870
Non-GAAP income tax expense as a % of Non-GAAP income before income taxes	27.0%	28.0%	19.7%	24.7%	25.7%	26.1%	23.3%

Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and other Unaudited GAAP Data (Continued)
($ in thousands, except per share data)
	Q111	Q211	Q311	Q411	Q112	Q212	Q312
GAAP net income	$25,946	$25,429	$31,552	$26,316	$26,731	$27,521	$30,898
Stock-based compensation expense	3,835	4,012	4,176	3,909	4,179	4,508	4,579
Purchase accounting amortization	309	309	293	1,683	196	133	—
Restructuring and other related charges	—	—	(428)	—	—	—	—
Income tax effect	(1,178)	(1,421)	(3,011)	(2,372)	(1,356)	(1,491)	(2,955)
Non-GAAP net income	$28,912	$28,329	$32,582	$29,536	$29,750	$30,671	$32,522

GAAP diluted earnings per common share	$0.52	$0.52	$0.64	$0.53	$0.56	$0.60	$0.71
Stock-based compensation expense	0.07	0.08	0.08	0.08	0.09	0.10	0.11
Purchase accounting amortization	0.01	0.01	0.01	0.04	—	—	—
Restructuring and other related charges	—	—	(0.01)	—	—	—	—
Income tax effect	(0.02)	(0.03)	(0.06)	(0.05)	(0.03)	(0.03)	(0.07)
Non-GAAP diluted earnings per common share	$0.58	$0.58	$0.66	$0.60	$0.62	$0.67	$0.75

Shares used in diluted earnings per common share calculation	49,714	48,524	49,431	49,464	48,060	45,717	43,640

SUMMARY OF UNAUDITED GAAP DATA
($ in thousands)
Net revenues from unaffiliated customers:
Office and Contact Center	$117,580	$117,951	$122,949	$131,992	$130,999	$136,395	$133,335
Mobile	38,657	27,581	43,208	28,084	32,164	28,341	36,024
Gaming and Computer Audio	9,325	8,179	10,544	8,688	7,395	8,381	9,209
Clarity	5,123	4,544	4,884	4,313	5,042	3,831	4,668
Total net revenues	$170,685	$158,255	$181,585	$173,077	$175,600	$176,948	$183,236
Net revenues by geographic area from unaffiliated customers:
Domestic	$103,992	$96,100	$104,299	$95,901	$100,291	$101,196	$99,070
International	66,693	62,155	77,286	77,176	75,309	75,752	84,166
Total net revenues	$170,685	$158,255	$181,585	$173,077	$175,600	$176,948	$183,236

Balance Sheet accounts and metrics:
Accounts receivable, net	$96,850	$94,989	$111,514	$103,289	$108,516	$103,026	$109,677
Days sales outstanding (DSO)	51	54	55	54	56	52	54
Inventory, net	$78,224	$69,845	$64,032	$56,473	$57,697	$60,717	$57,799
Inventory turns	4.2	4.1	5.4	5.8	5.7	5.1	6.0